Exhibit 32

Certification of Chief Executive Officer
and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Mrs. Fields Famous Brands, LLC. (the “Company”) on Form 10-Q for the period ended July 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stephen Russo, as Chief Executive Officer of the Company, and Sandra M. Buffa, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Russo
Stephen Russo
Chief Executive Officer
August 17, 2004

/s/ Sandra M. Buffa
Sandra M. Buffa
Chief Financial Officer
August 17, 2004

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.